Exhibit 3.123

Form BCA-2.10	ARTICLES OF INCORPORATION
(Rev. Jan. 1995)	This space for use by Secretary of State	SUBMIT IN DUPLICATE
George H. Ryan
Secretary of State	F I L E D	This space for use by Secretary of State
Department of Business Services
Springfield, IL 62756	DEC 3, 1998
Payment must be made by certified check, cashier’s check, Illinois attorney’s check, Illinois C.P.A.’s check or money order payable to “Secretary of State.”	GEORGE H. RYAN SECRETARY OF STATE	Date 12/3/92 Franchise Tax $ 25.00 Filing Fee $ 75.00 $ 100.00 Approved

1.	CORPORATE NAME: ARAMARK Services Management of IL. Inc.

(The corporate name must contain the word “corporation”, “company,” “incorporated;”limited” or an abbreviation thereof.)

2.	Initial Registered Agent:	C.T CORPORATION SYSTEM
		First Name	Middle Initial	Last Name

	Initial Registered Office:	c/o C T CORPORATION SYSTEM, 208 S. La Salle Street
		Number	Street	Suite #

		Chicago, IL	60604	Cook

		City	Zip Code	County

3.	Purpose or purposes for which the corporation is organized: (If not sufficient space to cover this point, add one or more sheets of this size.)

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized to do business under the Illinois Business Corporation Act of-1983.

4.	Paragraph 1: Authorized Shares, Issued Shares and Consideration Received:

Class	Par Value per Share	Number of Shares Authorized	Number of Shares Proposed to be Issued	Consideration to be Received Therefor
Common	$1.00	1,000	1,000	$1,000.00

			TOTAL	$1,000.00

Paragraph 2: The preferences, qualifications, limitations, restrictions and special or relative rights in respect to the shares of each class are: (If not sufficient space to cover this point, add one or more sheets of this size.)

5.	OPTIONAL: (a) Number of directors constituting the initial board of directors of the corporation:

(b)	Names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualify:

Name	Residential Address	City, State, Zip

6. OPTIONAL:	(a) it is estimated that the value of all property to be owned by the corporation for the following year wherever located will be:	$
	(b) It is estimated that the value of the property to be located within the State of Illinois during the following year will be:	$
	(c) It is estimated that the gross amount of business that will be transacted by the corporation during the following year will be:	$
	(d) It Is estimated that the gross amount of business that will be transacted from places of business in the State of Illinois during the following year will be:	$

7.	OPTIONAL: OTHER PROVISIONS

Attach a separate sheet of this size for any other provision to be included in the Articles of Incorporation, e.g., authorizing preemptive rights, denying cumulative voting, regulating internal affairs, voting majority requirements, fixing a duration other than perpetual, etc.

8.	NAME(S) & ADDRESS(ES) OF INCORPORATOR(S)

The undersigned incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.

Dated:	December 1, 1988
Signature and Name

1.	/s/ Lilly Dorsa	1.	ADDRESS Aramark Corporation 1101 Market Street
	Signature		Street

	Lilly Dorsa		Phila	PA	19107
	(Type or Print Name)		City/Town	State	ZipCode

2.		2.
	Signature		Street

	(Type or Print Name)		City/Town	State	Zip Code

3.		3.
	Signature		Street

	(Type or Print Name)		City/Town	State	Zip Code

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